                                                                    Exhibit 23.1


                          Independent Auditors' Consent




The Board of Directors
Stonepath Group, Inc.:

We consent to the use of our report dated February 25, 2003, except as to Note 18, which is as of March 10, 2003 and Note 2, which is as of January 7, 2004, with respect to the consolidated balance sheets of Stonepath Group, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2002, and related financial statement schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to the Company's restatement of the consolidated statement of operations for the year ended December 31, 2002.

                                    KPMG LLP

Philadelphia, Pennsylvania
February 19, 2004